UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 16, 2010

BOISE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33541	20-8356960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BZ INTERMEDIATE HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-166926-04	27-1197223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

(Address of principal executive offices, including zip code)

208-384-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 16, 2010, Boise Inc.’s wholly owned subsidiaries, Boise Paper Holdings, L.L.C. and Boise Finance Company (together, the “9% Note Issuers”), along with certain of its other wholly-owned subsidiaries as guarantors, completed their offer to exchange up to $300 million of their outstanding 9% Senior Notes due 2017 issued on October 26, 2009 (the “Original 9% Notes”) for 9% Senior Notes due 2017 that have been registered under the Securities Act of 1933, as amended (the “New 9% Notes”). The exchange offers were made in order to satisfy certain obligations of the 9% Note Issuers contained in a Registration Rights Agreement, dated October 26, 2009.

The exchange offer expired at 5:00 p.m., New York City time, on July 14, 2010. All $300 million in aggregate principal amount of the Original 9% Notes were exchanged. The New 9% Notes are substantially identical to the Original 9% Notes, except that the New 9% Notes have been registered under the Securities Act of 1933, as amended, and, as a result, the transfer restrictions, registration rights and additional interest provisions applicable to the Original 9% Notes do not apply to the New 9% Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.

By	/s/ KAREN E. GOWLAND
Karen E. Gowland
Vice President, General Counsel and
Corporate Secretary

BZ INTERMEDIATE HOLDINGS LLC

By	/s/ KAREN E. GOWLAND
Karen E. Gowland
Vice President, General Counsel and
Corporate Secretary

Date: July 16, 2010